As filed with the Securities and Exchange Commission on November 6, 2026
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	74-1488375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Service Corporation International
1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Lori Spilde
Senior Vice President, General Counsel and Secretary
1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141
Attention: Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Ryan J. Lynch
Rachel Collier
Latham & Watkins LLP
811 Main St., Ste. 3700
Houston, TX 77002
(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.☐

PROSPECTUS
Service Corporation International
Debt Securities

We may offer and sell from time to time our debt securities in one or more offerings pursuant to this prospectus. The debt securities may consist of debentures, notes or other types of debt.
We will provide the specific terms and manner of any offering in a supplement to this prospectus. Any prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated in this prospectus or the applicable prospectus supplement before you purchase any of the debt securities offered hereby. No debt securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such debt securities.
The names of any underwriters, dealers, or agents involved in the sale of our debt securities and their compensation will be described in the applicable prospectus supplement. Our net proceeds from the sale of our debt securities also will be described in the applicable prospectus supplement. See “About This Prospectus” and “Plan of Distribution” for more information.
Our common stock is listed on the New York Stock Exchange under the symbol “SCI.” Unless we state otherwise in a prospectus supplement, we will not list any debt securities sold by us under this prospectus and any prospectus supplement on any securities exchange.
Investing in these securities involves certain risks. You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest. See “Risk Factors” on page 2 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 6, 2026.

About This Prospectus
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may offer and sell our debt securities from time to time in one or more offerings.
This prospectus provides you with a general description of the debt securities we may offer. Each time that we sell our debt securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update, or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any prospectus supplement or any free writing prospectus or of any sale of our debt securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement. We are offering to sell, and seeking offers to buy, our debt securities only in jurisdictions where offers and sales are permitted.
In this prospectus, the terms “SCI,” the “Company,” “we,” “our,” and “us” refer to Service Corporation International and its subsidiaries, unless otherwise specified or the context otherwise requires; provided that, in “Description of Debt Securities,” such terms refer only to Service Corporation International and not to any of its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of debt securities.

Our Company
Service Corporation International is North America’s largest provider of deathcare products and services, with a network of funeral service locations and cemeteries unequaled in geographic scale. At September 30, 2026, we operated 1,491 funeral service locations and 506 cemeteries (including 317 funeral service/cemetery combination locations), which are geographically diversified across 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico.
We are well known for our Dignity Memorial® brand, North America's first transcontinental brand of deathcare products and services. Our other brands include Dignity Planning™, National Cremation Society®, Advantage® Funeral and Cremation Services, Funeraria del Angel™, Making Everlasting Memories®, Neptune Society™ and Trident Society™. Our funeral service and cemetery operations consist of funeral service locations, cemeteries, funeral service/cemetery combination locations, crematoria, and other related businesses, which enable us to serve a wide array of customer needs. We sell cemetery property and funeral and cemetery merchandise and services at the time of need and on a preneed basis.
We were incorporated in Texas in July of 1962. Our principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019. Our telephone number at that address is (713) 522-5141. Our website is located at www.sci-corp.com. Other than as described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below, the information on, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our website address is included as an inactive textual reference only.
Risk Factors
Investing in our debt securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 on file with the SEC, as updated by our subsequent quarterly reports on Form 10-Q and certain other filings we make with the SEC, which are incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Cautionary Statement on Forward-Looking Statements
The statements in this prospectus and the documents incorporated by reference into this prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), made in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. These factors include, among others, the following:
•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lose the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel and licensed funeral professionals could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

•Any failure to protect personal information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and an increase in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain, such as tariffs, could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
These and other factors are discussed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We also may include or incorporate by reference in each prospectus supplement additional important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.
Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected, or implied by these forward-looking statements. You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events, or otherwise.
Use of Proceeds
Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we intend to use the net proceeds we receive from sales of our debt securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time, working capital, capital expenditures, acquisitions and repurchases of our securities. Pending these uses, the net proceeds may also be temporarily invested in short-term securities. Any specific allocations of the proceeds to a particular purpose that have been made at the date of any prospectus supplement will be described therein.
Description of Debt Securities
The debt securities covered by this prospectus will be our senior unsecured obligations, unless otherwise specified in the applicable prospectus supplement, and will be issued in one or more series under our Senior Indenture dated as of February 1, 1993, as amended and supplemented from time to time (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain general terms of the debt securities is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture and any applicable supplemental indenture. Capitalized terms used in this section and not defined herein have the meanings specified in the Indenture.

The particular terms of each series of debt securities will be described in a prospectus supplement (including any pricing supplement or term sheet) relating to such series, which may include, as applicable: the title and ranking of the debt securities; the aggregate principal amount and any limit on the aggregate principal amount; the price or prices at which we will sell the debt securities; the date or dates on which principal is payable; the interest rate or rates (which may be fixed or variable) or the method of determining them, the date or dates from which interest will accrue, the interest payment dates and any regular record dates; the place or places where principal and interest will be payable; any optional or mandatory redemption, sinking fund or repurchase provisions; the denominations in which the debt securities will be issued, if other than $1,000 and integral multiples thereof; whether the debt securities will be issued in certificated or global form; the currency of denomination and payment, if other than U.S. dollars; any addition to, deletion of or change in the covenants or Events of Default applicable to the debt securities; whether any of our subsidiaries will guarantee the debt securities; and any other terms of the debt securities.

We will also describe in the applicable prospectus supplement any material United States federal income tax considerations applicable to the debt securities.

Plan of Distribution
We may offer and sell these debt securities through one or more underwriters, dealers or agents, or directly to one or more purchasers, or through a combination of any of these methods of sale. We will provide the specific plan of distribution for any debt securities to be offered in a prospectus supplement.

Legal Matters
The validity of the debt securities offered hereby will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Certain legal matters in connection with the sale of the debt securities will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC under the Exchange Act. Through our website at www.sci-corp.com, you may access, free of charge, our filings, shortly after we electronically file them with or furnish them to the SEC. The information on, or that can be accessed through, our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the debt securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. The Indenture and other documents establishing the terms of the debt securities are or may be filed as exhibits to the registration statement or to documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You may obtain the registration statement and exhibits to the registration statement in any manner noted above.

Incorporation of Certain Information by Reference
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.
We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:
•Annual Report on Form 10-K for the year ended December 31, 2025 (including those sections incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2026).
•Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, June 30, 2026, and September 30, 2026.
•Current Reports on Form 8-K filed with the SEC on May 8, 2026, May 8, 2026, and July 29, 2026 (to the extent filed and not furnished).
•All documents filed by us in the future under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the securities registered under this prospectus or any accompanying prospectus supplement are sold, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules.
You may obtain a copy of these filings at no cost, by writing or telephoning us as follows (exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement):
Service Corporation International
Attention: General Counsel
1929 Allen Parkway
Houston, Texas 77019
(713) 522-5141
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

PART II Information not required in prospectus
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses (other than the underwriting discount) payable by the registrant in connection with the offering described in the registration statement. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC registration fee	$ (1)
Accountants’ fees and expenses	(2)
Legal fees and expenses	(2)
Printing and engraving expenses	(2)
Rating agency fees	(2)
Paying agent fees	(2)
Trustee fees and expenses	(2)
Miscellaneous fees	(2)
Total	$ (2)
(1) Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and will be paid at the time of any particular offering of securities under this registration statement.
(2) Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than the underwriting discount) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of securities offered hereby will be included in the prospectus supplement applicable to such offering.
Item 15.    Indemnification of Directors and Officers
The Texas Business Organizations Code (“TBOC”) permits a Texas corporation to limit in its charter the liability of the corporation’s directors to the corporation or its shareholders for conduct in the performance of such director’s duties. However, Texas law does not permit any limitation of liability of a director who is found liable to the corporation or is found liable because the director improperly received a personal benefit for: (1) breaching a duty of loyalty owed to the corporation; (2) failing to act in good faith that constitutes a breach of a duty owed by the person to the corporation; or (3) engaging in willful or intentional misconduct in the performance of a director’s duty to the corporation.
Sections 8.101 and 8.103 of the TBOC provide that a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by unanimous vote of the shareholders. The power to indemnify applies only if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner the person reasonably believed to be in the best interest of the corporation, and, in all other cases, that the person’s conduct was not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe the person’s conduct was unlawful.
Section 8.104 of the TBOC provides that a Texas corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification under Section 8.101 of the TBOC and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that the director has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC.

Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee, or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. Consistent with Section 8.105 of the TBOC, a corporation may indemnify and advance expenses to persons who are not directors to the same extent that a corporation may indemnify and advance expenses to directors. Section 8.105 of the TBOC also provides that reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.
Under the Registrant’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), none of the Registrant’s directors will be liable to the Registrant or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Registrant’s directors will be limited to the fullest extent permitted by any such provision.
The Registrant’s Bylaws provide that each of the Registrant’s directors and officers, and any person who served at the request of the Registrant as a director or officer of another corporation in which the Registrant owns shares or of which the Registrant is a creditor, is indemnified by the Registrant against (i) any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative, or other claim, action, suit, or proceeding, whether by or in the right of the Registrant or otherwise, in which such director or officer may become involved or with which such director or officer may be threatened by reason of such director or officer being or having been a director or officer of the Registrant or by reason of his or her serving or having served at the request of the Registrant as a director or officer of another corporation, and (ii) payments in settlement or in satisfaction of any judgment, fine or penalty incurred by reason of their positions with the Registrant or such other corporation, provided that, in connection with such matter, such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. The Registrant also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act. In addition, the Registrant has an Indemnification Agreement with each of its directors and officers providing for the indemnification of each such person to the fullest extent permitted by Texas law.
The Registrant’s Bylaws also provide that (i) to the extent and under the circumstances permitted by law, the Registrant may advance expenses to directors and officers in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct set forth in the Registrant’s Bylaws and a written undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that such director or officer is entitled to be indemnified by the Registrant and (ii) the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Any underwriting agreement or distribution agreement that the Registrant enters into with any underwriters or agents involved in the offering or sale of any debt securities registered hereby may require such underwriters or agents to indemnify the Registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16.    Exhibits

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement.
4.1	—
Senior Indenture dated as of February 1, 1993 by and between the Company and The Bank of New York, as trustee (Incorporated by reference as Exhibit 4.1 to Form S-4 filed September 2, 2004 (File No. 333-118763)).

4.2*	—	Form of Debt Securities.
5.1	—	Opinion of Latham & Watkins LLP.
23.1	—	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).
23.2	—	Consent of PricewaterhouseCoopers LLP.
24.1	—	Powers of Attorney (contained on the signature pages hereof).
25.1	—
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture dated as of February 1, 1993 (filed as Exhibit 4.1).

107	—	Filing Fee Table.
* To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of debt securities.
Item 17.    Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 6, 2026.

SERVICE CORPORATION INTERNATIONAL
By:	/s/ LORI SPILDE
Name:	Lori Spilde
Title:	Senior Vice President, General Counsel and Secretary
Power of Attorney
Each person whose signature appears below appoints Thomas L. Ryan and Lori Spilde, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (including any amendment thereto) and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date
/s/ THOMAS L. RYAN	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 6, 2026
(Thomas L. Ryan)
/s/ ERIC D. TANZBERGER	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2026
(Eric D. Tanzberger)
/s/ TAMMY R. MOORE	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 6, 2026
(Tammy R. Moore)
/s/ MARCUS A. WATTS	Lead Independent Director	November 6, 2026
(Marcus A. Watts )
/s/ ANTHONY L. COELHO	Director	November 6, 2026
(Anthony L. Coelho)
/s/ JAKKI L. HAUSSLER	Director	November 6, 2026
(Jakki L. Haussler)
/s/ THAD HILL	Director	November 6, 2026
(Thad Hill)
/s/ CARL LOREDO	Director	November 6, 2026
(Carl Loredo)
/s/ VICTOR L. LUND	Director	November 6, 2026
(Victor L. Lund)
/s/ ELLEN OCHOA	Director	November 6, 2026
(Ellen Ochoa)
/s/ C. PARK SHAPER	Director	November 6, 2026
(C. Park Shaper)
/s/ SARA MARTINEZ TUCKER	Director	November 6, 2026
(Sara Martinez Tucker)